Exhibit 99.1

Contact: PXRE Group Ltd. John Modin Chief Financial Officer 441-296-5858 john.modin@pxre.com	Investors: KCSA Worldwide Michael Cimini 212-896-1233 mcimini@kcsa.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX

PXRE TO PRESENT AT FRIEDMAN BILLINGS RAMSEY 11TH ANNUAL INVESTOR CONFERENCE IN NEW YORK

     HAMILTON, Bermuda – (PR Newswire) – November 22, 2004 – PXRE Group Ltd. (NYSE: PXT) today announced that it will participate in Friedman Billings Ramsey 11th Annual Investor Conference, which will be held at the Grand Hyatt Hotel in New York City, November 30 – December 1. Representing PXRE will be Jeffrey Radke, President and Chief Executive Officer, and John Modin, Executive Vice President and Chief Financial Officer. PXRE’s investor presentation is scheduled at 10:20 a.m. ET on Wednesday, December 1, 2004, and will be available to investors via a live audio webcast. A link to the conference webcast can be found at the Company’s website, www.pxre.com. The event will also be available for replay for a period of 60 days using the same link.

     PXRE – with operations in Bermuda, Barbados, the United States and Europe – provides reinsurance products and services to a worldwide marketplace. The Company’s primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company’s shares trade on the New York Stock Exchange under the symbol “PXT.”

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